Exhibit 99.1

Uonlive Corporation subsidiary Asia Image Investments Limited enters into an arrangement with Brazilian metals trader to import tin into China.

29 December 2021 Hong Kong Uonlive Corporation (OTC: UOLI) (the Company or Uonlive) is pleased to announce that its subsidiary Asia Image Investments Limited has entered into an agreement with Euro Comercio Atacadista De Produtos Extracao Mineral Ltda, a Brazilian mining operation to import tin into China. The first shipment is expected to take place in the first quarter of 2022.

Mr. Raymond Fu, Chairman and CEO of Uonlive stated, “We are excited to see our subsidiary Asia Image Investments develop into a respectable international trading company in line with our overall goal for our holding company Uonlive. With this first shipment, I look forward to updating investors on our achievements as future shipments takes place”.

For more information regarding Uonlive Corporation, please visit our website at http://www.uonlivecorp.com.

Forward-Looking Information

Cautionary Note:

This statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made.

SOURCE : Uonlive Corporation